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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
CARDINAL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDINAL FINANCIAL CORPORATION

Dear Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders of Cardinal Financial Corporation (the "Company"), which will be held on April 22, 2003 at 10:00 A.M., at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia. At the meeting, four directors will be elected for a term of one year each, two directors will be elected for a term of two years each, and five directors will be elected for a term of three years each. Shareholders also will vote to ratify the appointment of KPMG LLP as the Company's independent auditors for 2003.

        Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed with this mailing. If you decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so, and your proxy will have no further effect.

        The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely yours,

BERNARD H. CLINEBURG Chairman, President and Chief Executive Officer

Fairfax, Virginia
March 27, 2003

CARDINAL FINANCIAL CORPORATION

8270 Greensboro Drive
Suite 500
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 22, 2003

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting (the "Meeting") of the holders of shares of common stock, par value $1.00 per share ("Common Stock"), of Cardinal Financial Corporation (the "Company"), will be held at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, on April 22, 2003 at 10:00 A.M., for the following purposes:

  1.
  To elect four directors for a term of one year each, two directors for a term of two years each, and five directors for a term of three years each, or until their successors are elected and qualify;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for 2003; and

  3.
  To transact such other business as may properly come before the Meeting.

        Holders of shares of Common Stock of record at the close of business on March 10, 2003 will be entitled to vote at the Meeting.

        You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Meeting. A postage-paid return envelope is enclosed for your convenience.

        If you are present at the Meeting, you may vote in person even if you have already returned your proxy.

        This notice is given pursuant to direction of the Board of Directors.

Jennifer L. Deacon Secretary

Fairfax, Virginia
March 27, 2003

CARDINAL FINANCIAL CORPORATION

PROXY STATEMENT

GENERAL INFORMATION
2003 ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2003

        This Proxy Statement is furnished to holders of common stock, par value $1.00 per share ("Common Stock"), of Cardinal Financial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2003 Annual Meeting of Shareholders to be held on April 22, 2003 at 10:00 A.M., at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, and at any adjournment thereof (the "Meeting"). At the Meeting, four directors will be elected for a term of one year each, two directors will be elected for a term of two years each and five directors will be elected for a term of three years each. Shareholders also are being asked to ratify the appointment of KPMG LLP as the Company's independent auditors for 2003.

        The principal executive offices of the Company are located at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102. The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to the Company's shareholders is March 27, 2003.

        The Board of Directors has fixed the close of business on March 10, 2003 as the record date (the "Record Date") for the determination of the holders of shares of Common Stock entitled to receive notice of and to vote at the Meeting. At the close of business on the Record Date, there were 10,047,345 shares of Common Stock outstanding held by 2,216 shareholders of record. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Meeting. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

        As of February 28, 2003, directors and executive officers of the Company and their affiliates, as a group, owned of record and beneficially a total of 2,231,468 shares of Common Stock, or approximately 21.52% of the shares of Common Stock outstanding on such date. Directors, executive officers and nominees for election to the Board of Directors of the Company have indicated an intention to vote shares of Common Stock FOR the election of the nominees set forth on the enclosed proxy and FOR the ratification of KPMG LLP as the Company's independent auditors for 2003.

        A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

        A broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker nonvote." Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as voting in favor of or against the particular matter.

        Shareholders of the Company are requested to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. If no voting instructions are given, proxies received by the Company will be voted for the election of the directors nominated for election and for ratification of KPMG LLP as the Company's independent auditors.

        Shareholders can also deliver proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this Proxy Statement.

        Any shareholder who executes a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Company, by executing and delivering a substitute proxy dated as of a later date to the Company or by attending the Meeting and voting in person. If a shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered, so that it is received on or prior to the date of the Meeting, to Jennifer L. Deacon, Secretary, Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102.

        The cost of soliciting proxies for the Meeting will be borne by the Company.

THE BOARD OF DIRECTORS

General Information on the Election of Directors

        Under the Company's Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes as nearly equal in number as possible. Normally, directors in only one class are elected each year, each for a three-year term on the Board. This year, the class of five directors whose terms expire in 2003 are up for election. Two of those directors, Robert M. Barlow and Nancy K. Falck, are not standing for re-election, and an additional director, Jones V. Isaac, will be resigning from the Board of Directors following the Meeting. As a result, there are three nominees, Michael A. Garcia, William E. Peterson and Alice M. Starr, that are being presented to shareholders for the first time. The Company is also changing the classes of certain incumbent directors in connection with these changes and is nominating for election this year those directors that will be changing classes.

        As a result, four directors will be elected for a term of one year each, two directors will be elected for a term of two years each, and five directors will be elected for a term of three years each. Following the Meeting, one vacancy will exist on the Board of Directors. That vacancy will be filled by action of the Board of Directors when a nominee has been identified.

        The Board of Directors directed the Nominating Committee of the Board to select the nominees for election as directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable. The following information sets forth the names, ages, principal occupations and business experience for the past five years for all nominees and incumbent directors.

Nominees for Election for Terms Expiring in 2004

        B. G. Beck, 66, has been a director since 2002 and was previously elected to a term expiring in 2005. He is President & Chief Executive Officer of Trans Digital Technologies and Chairman of Atlantic Systems Corporation. Mr. Beck was President & Chief Executive Officer of Thermo Digital Technologies, Thermo Electron Corporation from 1997 to 2000, President of Thermo Washington, Thermo Electron Corporation from 1996 to 1999, Corporate Vice President of Coleman Research Corporation from 1990 to 1996 and President & CEO of Atlantic Systems Research & Engineering from 1984 to 1989.

        Michael A. Garcia, 43, is President and Owner of Mike Garcia Construction, Inc. in Manassas, Virginia. Over his 22 years in business, Mr. Garcia has been recognized for excellence in home design and construction. Mr. Garcia was honored as Northern Virginia's Builder of the Year in 1995 and received

Southern Living magazine's choice for exclusive builder in Northern Virginia in 1995. Mr. Garcia was a founding director of the Company's subsidiary Cardinal Bank—Manassas/Prince William, N.A. in 1999 and became a director of Cardinal Bank, N.A. when the two subsidiaries were merged in 2002. He is the commissioner of Prince William County Historical Society. Mr. Garcia is being presented to shareholders for the first time.

        J. Hamilton Lambert, 61, has been a director since 1999 and was previously elected to a term expiring in 2003. Mr. Lambert is President of J. Hamilton Lambert and Associates, a consulting firm based in Fairfax, Virginia. He served as County Executive of Fairfax County from August 1980 to December 1990.

        Alice M. Starr, 53, has been Vice President of Marketing & Public Relations for WEST*GROUP since 1990, joining the firm in 1988. Ms. Starr serves as a Director of EnviroSystems, Inc., a California-based privately traded bio-tech firm in addition to joining the Cardinal Bank, N.A. Board of Directors in 2001. She also serves on the Advisory Board of Omniplex World Services Corporation. She is currently the President of the Corporate Community Relations Council of Northern Virginia and served as President of the McLean Chamber of Commerce from 1995 to 1997. She is a Commissioner for the Virginia Commission for the Arts and serves on the Board of Directors of the American Red Cross/National Capital Chapter and the Claude Moore Colonial Farm at Turkey Run, and on the Executive Committee of the Medical Care for Children Partnership (MCCP) Advisory Board. From 2000 to 2002, Ms. Starr served as Chairman of the Fairfax County Public Library Foundation. She is also past President of Volunteer Fairfax and the McLean Project for the Arts. Ms. Starr is being presented to shareholders for the first time.

Nominees for Election for Terms Expiring in 2005

        Sidney O. Dewberry, P.E., L.S., 75, has been a director since 2002 and was previously elected to a term expiring in 2004. Mr. Dewberry is Chairman and Founder of The Dewberry Companies, which includes Dewberry & Davis LLC, an architectural, engineering, planning, surveying and landscape architecture firm headquartered in Fairfax, Virginia. Mr. Dewberry serves on numerous boards and committees, including the George Mason University Board of Visitors, the George Mason University Foundation Board of Trustees, the Greater Washington Board of Trade Board of Directors, the Northern Virginia Roundtable, the Washington Airports Task Force Board of Directors, the Northern Virginia Transportation Alliance, the Virginia Business-Higher Education Council, and the INOVA Health Systems Foundation Board. He is the chairman of the George Mason University Capital Campaign Committee.

        William E. Peterson, 41, has been a Principal and Officer of The Peterson Companies for the past 12 years. The Peterson Companies is a diversified real estate development and management company with over $120 million in annual revenues operating in 12 local jurisdictions in the Greater Washington, D.C. Metropolitan area. Mr. Peterson served as The Peterson Companies' Chief Financial Officer from 1992 until 2001. In October 2001, he assumed the position of Chief Operating Officer of Peterson Management Company which manages a commercial office and retail real estate portfolio of over 6 million square feet. Mr. Peterson also has served on the boards of various charitable and community organizations including Leadership Fairfax, Northern Virginia Conservation Trust, and various United Methodist Church Boards. He has served as a director of Cardinal Bank, N.A. since 2002. Mr. Peterson is being presented to shareholders for the first time.

Nominees for Election for Terms Expiring in 2006

        Wayne W. Broadwater, 78, has been a director since 1997 and was previously elected to a term expiring in 2004. Mr. Broadwater served as a director of First Patriot Bankshares and Patriot National Bank. He served as President and CEO of Shipmates, Ltd., which he founded in 1972, until its sale in 1997.

        Bernard H. Clineburg, 54, has been a director since 2001 and was previously elected to a term expiring in 2005. Mr. Clineburg is Chairman, President, and Chief Executive Officer of the Company. Mr. Clineburg, a local bank executive for more than thirty years, is the former Chairman, President and

Chief Executive Officer of United Bank of Virginia (formerly George Mason Bankshares). While Mr. Clineburg held the position as Chief Executive Officer, George Mason Bank grew from $160 million to $1 billion in assets prior to its being acquired by United Bank. Mr. Clineburg serves on the boards of trustees of INOVA Health System Foundation and George Mason University Foundation. He also serves as a trustee of the Virginia Bankers Association's School of Bank Management.

        James D. Russo, 57, has been a director since 1997 and was previously elected to a term expiring in 2003. Mr. Russo has been the Managing Director of Potomac Consultants Group in Virginia since 2000. He was Senior Vice President and Chief Financial Officer of Shire Laboratories, Inc., a pharmaceutical research and development company in Rockville, Maryland, from 1994 to 2000. Mr. Russo also serves on the board of trustees of TESST College of Technology.

        John H. Rust, Jr., 55, has been a director since 1997 and was previously elected to a term expiring in 2004. He is currently the Company's Vice Chairman. Mr. Rust has been an attorney with the law firm of Rust & Rust in Fairfax, Virginia since March 2001. He previously was of counsel in the law firm of Wilkes Artis from September 1998 to February 2001 and in the law firm of McCandlish and Lillard from 1996 to September 1998. Mr. Rust was a member of the Virginia House of Delegates from 1980 to 1982 and 1997 to 2001.

        George P. Shafran, 76, has been a director since 2000 and was previously elected to a term expiring in 2003. Mr. Shafran is President of Geo. P. Shafran & Associates, Inc., a consulting firm in McLean, Virginia. He was a director of Heritage Bancorp Inc. and its predecessor, The Heritage Bank, from 1997 to 2000. Mr. Shafran is Chairman of the board of directors of Health Process Tech. He currently serves on numerous boards and committees, including the National Capital Area Red Cross, High Performance Group and E-Lynxx Corp. He is Chairman of the AAA Mid-Atlantic advisory board and serves as a member of the advisory board of Base Technologies, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent Director Serving for a Term Expiring in 2004

        Harold E. Lieding, 66, has been a director since 2000. Mr. Lieding served as Chairman of the Board and a director of Heritage Bancorp Inc. and its predecessor, The Heritage Bank, from 1990 to 2000. Mr. Lieding is an attorney and has practiced law in McLean, Virginia since 1970.

Incumbent Directors Serving for Terms Expiring in 2005

        William G. Buck, 56, has been a director since 2002. Mr. Buck has been the President of William G. Buck & Associates, Inc., a real estate brokerage and development and property management firm in Arlington, Virginia, since 1976. He has over eleven years of prior experience as a member of the board of directors of several local banks.

        John W. Fisher, 48, has been a director since 2002. Mr. Fisher founded the investment management firm of Wilson/Bennett Company in 1987 and Wilson/Bennett Capital Management, Inc. in 1994. He is the President and Chief Investment Officer of Wilson/Bennett Capital Management.

        Emad Saadeh, 46, has been a director since 2002. Mr. Saadeh is President of Geotechnical Consulting & Testing, Inc. and Managing Partner of Chrisland, L.L.C. in Manassas, Virginia. Mr. Saadeh has been with Geotechnical Consulting & Testing, Inc. since 1990. He was a founding director of the Company's subsidiary Cardinal Bank—Manassas/Prince William N.A. in 1999 and became a director of Cardinal Bank, N.A. when the two subsidiaries were merged in 2002. He has been a member of the Fairfax County Geotechnical Review Board since 1989. Mr. Saadeh is a Councilman of the Prince William Chapter of the Northern Virginia Building Industry.

Current Directors Not Continuing in Office

        The following information sets forth the names, ages, principal occupations and business experience for the past five years for the three current directors that will not continue as directors after the Meeting.

        Robert M. Barlow, 73, has been a director since 1997. Mr. Barlow was the founder and principal shareholder of a group of companies engaged in construction, manufacturing and real estate in Northern Virginia for 38 years. In 1995 he sold those ventures and is now retired.

        Nancy K. Falck, 77, has been a director since 1997 and is the former Chairman of Cardinal Bank, N.A. She is a former member of the Fairfax County Board of Supervisors and School Board, and has been active in her family's business and numerous community and state boards.

        Jones V. Isaac, 70, has been a director since 1997. Mr. Isaac is President of Isaac Enterprises, Inc., a financial consulting firm located in Potomac, Maryland. Prior to 1995, Mr. Isaac was the Administrator of Finance and Administration for the Construction Specifications Institute, where he had been employed since 1967.

The Committees of the Board of Directors

        The Board of Directors holds regular meetings each year, including the annual meeting. The following directors were unable to attend at least 75% of the 2002 meetings of the Board of Directors and its committees on which they served: Messrs. Broadwater and Buck. All remaining directors attended at least 75% of the 2002 meetings of the Board of Directors and its committees on which they served. During 2002, the Board of Directors held nine regular meetings and no special meetings. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. All Committees met at various times in 2002. Specific information regarding the Audit Committee, the Compensation Committee and the Nominating Committee is presented below.

        The Audit Committee consists of Mr. Isaac, as Chairman, and Messrs. Barlow, Lambert and Lieding. The Audit Committee is responsible for the selection and recommendation of the independent accounting firm for the annual audit. It reviews and accepts the reports of the Company's independent auditors, internal auditor and federal examiners. The Audit Committee met five times during the year ended December 31, 2002. Additional information with respect to the Audit Committee is discussed below under "Audit Information."

        The Compensation Committee consists of Mr. Russo, as Chairman, and Messrs. Beck, Dewberry, Isaac, and Saadeh. The Compensation Committee reviews senior management's performance and compensation and reviews and sets guidelines for compensation of all employees. The Compensation Committee met one time during the year ended December 31, 2002.

        As stated above, the Board of Directors also has a Nominating Committee. The Nominating Committee selects the nominees for election as directors. The Nominating Committee met two times during the year ended December 31, 2002. The Nominating Committee will consider nominations by shareholders. Additional information with respect to shareholder nominations is discussed below under "Proposals for 2004 Annual Meeting."

Director Compensation

        Except for the Vice Chairman of the Board, the directors of the Company do not presently receive any cash compensation. In lieu of cash fees for service on the Board of Directors, each director receives an annual grant of options to purchase 1,000 shares of Common Stock. Such options are granted with an exercise price at or above the fair market value of the shares as of the date of grant and expire ten years from the date of grant. John H. Rust, Jr., as Vice Chairman of the Board, receives a salary of $25,000 annually and was granted 1,000 options in 2002. In addition, Mr. Rust received $13,600 in 2002 as other annual compensation for his automobile and country club dues.

EXECUTIVE OFFICERS

Executive Officers

        The following information sets forth the names, ages, principal occupations and business experience for the past five years for all current executive officers. Such information with respect to Bernard H. Clineburg, the Company's Chairman, President and Chief Executive Officer, is set forth above in "The Board of Directors" section.

        Christopher W. Bergstrom, 42, has been Executive Vice President of the Company since 1998 and President of Cardinal Bank, N.A. since 2002. He was President of Cardinal Bank—Manassas/Prince William, N.A. from 1999 to 2002, when it merged with Cardinal Bank, N.A. Between 1982 and 1998, Mr. Bergstrom was employed with Crestar Bank where he served in a variety of retail and commercial functions including management of one of the organization's commercial banking divisions covering Northern Virginia, the District of Columbia and Southern Maryland.

        Carl E. Dodson, 48, has been the Executive Vice President and Chief Operating Officer of the Company since August 2001 and is currently serving as Chief Financial Officer. He served as President of Cardinal Bank-Potomac and as the Chief Credit Officer of the Company from May 1998 through July 2001. Prior to 1998, Mr. Dodson was the senior commercial lending officer of Palmer National Bank in Washington, D.C. and, following its sale to George Mason Bankshares in 1996, he was the Senior Vice President of Credit Administration of George Mason Bank (now United Bank of Virginia).

        Dennis Griffith, 54, has been the Executive Vice President of the Company's Real Estate Lending Group since April 2002. From 1973 through 2001, Mr. Griffith was employed by Bank of America and its predecessor organizations. He held various real estate, lending and management positions including Manager of Commercial Real Estate for the Metropolitan Washington D.C. area.

        F. Kevin Reynolds, 42, has been President of Cardinal Bank, N.A. since 1999 and Executive Vice President and Senior Lending Officer of the Company since 1998. Prior to 1998, Mr. Reynolds was the senior lending officer responsible for all facets of the commercial lending business of George Mason Bank and helped create George Mason Bank's commercial lending group.

        Eleanor D. Schmidt, 42, has been with the Company since 1998. She currently serves as Executive Vice President for Retail Banking, Human Resources, and Marketing. Prior to 1998, Ms. Schmidt was employed with Nationsbank and its predecessor banks for over 17 years. Her responsibilities included Area Manager, training, lending and other positions of management in Northern Virginia.

Executive Compensation

        The following table shows, for the years ended December 31, 2002, 2001, and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:

Summary Compensation Table

			Annual Compensation			Long Term Compensation
Name and Principal Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)		All Other Compensation ($)(1)
Bernard H. Clineburg Chairman, President and Chief Executive Officer, Cardinal Financial Corporation	2002 2001	(3)	200,000 50,186	50,000 —	(2) (2)	151,000 —	(5)	4,615 —
F. Kevin Reynolds President, Cardinal Bank N.A.	2002 2001 2000		105,115 109,068 108,037	15,000 — 22,830	(2) (2) (2)	10,000 4,800 3,000		3,179 3,150 3,151
Christopher W. Bergstrom President, Cardinal Bank, N.A.	2002 2001 2000		105,115 110,984 108,037	15,000 — 21,740	(2) 14,500(4) (2)	10,000 4,800 2,554		3,091 8,141 6,150
Carl E. Dodson Chief Operating Officer, Cardinal Financial Corporation	2002 2001 2000		108,500 102,395 105,370	17,000 — 22,000	(2) (2) (2)	12,500 4,800 3,000		— 408 2,466
Thomas C. Kane(7) President, Cardinal Wealth Services, Inc.	2002 2001 2000	(6) (6)	138,013 263,914 252,651	— — —	(2) (2) (2)	5,000 — —		3,452 3,828 3,414

(1)
Amounts presented represent (i) gross value of payments made by the Company pursuant to life insurance agreements between the Company and the named executive officers and (ii) total contributions to the Company's 401(k) plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under the "Salary" column) made by each to such plan.

(2)
All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(3)
Mr. Clineburg's employment commenced in October, 2001.

(4)
Amount disclosed includes $12,003 for his use of a Company owned automobile.

(5)
Amounts disclosed include 1,000 shares of Common Stock for the year ended December 31, 2002 that underlie options granted to Mr. Clineburg in his capacity as a director.

(6)
Per Mr. Kane's prior contract, his other annual compensation included the granting of 3,125 shares of Common Stock each year for 2000 and 2001. Total value of other annual compensation did not exceed the lesser of $50,000 or 10% of compensation and bonus.

(7)
Mr. Kane resigned from the Company as of February 28, 2003.

Stock Options

        The following table sets forth for the year ended December 31, 2002, the grants of stock options to the named executive officers and directors in 2002:

Option Grants in the Year Ended December 31, 2002

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2002 (%)(2)	Exercise or Base Price ($/Share)(3)	Expiration Date
Bernard H. Clineburg*	151,000	61.0%	3.25	5/3/2012
F. Kevin Reynolds	10,000	4.0%	3.25	5/3/2012
Christopher W. Bergstrom	10,000	4.0%	3.25	5/3/2012
Carl E. Dodson	12,500	5.1%	3.25	5/3/2012
Thomas C. Kane(4)	5,000	2.0%	3.25	5/3/2012

*
Options to purchase 1,000 shares of Common Stock were granted to Mr. Clineburg in his capacity as a director and are therefore immediately vested. The percentage of total granted is in relationship to total options granted to all employees.

(1)
All options, except for options to purchase 1,000 shares of Common Stock granted to Mr. Clineburg, were granted to the named executive officers in their capacities as such and become fully exercisable in 20% increments beginning after their first year of vesting. Options granted in 2002 were for services in 2001.

(2)
Options to purchase a total of 247,530 shares of Common Stock were granted to employees during the year ended December 31, 2002.

(3)
Stock options were awarded at the fair market value of the shares of Common Stock at the date of award.

(4)
Mr. Kane resigned from the Company as of February 28, 2003. His options expire 90 days from his resignation, or as of May 29, 2003.

        In the year ended December 31, 2002, no stock options were exercised by any of the named executive officers. The following table sets forth the amount and value of stock options held by the named executive officers as of December 31, 2002.

Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Bernard H. Clineburg	51,000	100,000	56,100	110,000
F. Kevin Reynolds	3,131	17,800	—	11,000
Christopher W. Bergstrom	3,131	17,354	—	11,000
Carl E. Dodson	1,534	20,300	—	13,750
Thomas C. Kane(2)	—	14,500	—	5,500

(1)
The value of in-the-money options at fiscal year end is calculated by determining the difference between the closing price of a share of Common Stock as reported on the Nasdaq SmallCap Market on December 31, 2002 and the exercise price of the options.

(2)
Mr. Kane resigned from the Company as of February 28, 2003. His options expire 90 days from his resignation, or as of May 29, 2003.

OWNERSHIP OF COMPANY SECURITIES

Security Ownership of Directors and Executive Officers

        The following table sets forth, as of February 28, 2003, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the nominees for election to the Board of Directors, by each of the executive officers named in the "Summary Compensation Table" above and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the individual living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director, nominee or executive officer can vest title in himself or herself at once or at some future time.

Name(1)	Common Stock Beneficially Owned(2)	Exercisable Options Included in Beneficially Owned Common Stock	Percentage of Class
Current Directors
Robert M. Barlow	219,800	8,500	2.19
B. G. Beck	62,354	2,500.62
Wayne W. Broadwater	66,269	8,500.66
William G. Buck	42,400	1,000.42
Bernard H. Clineburg	244,063	122,000	2.40
Sidney O. Dewberry	66,000	1,000.66
Nancy K. Falck	122,481	8,500	1.22
John W. Fisher	23,000	1,000.23
Jones V. Isaac	147,312	8,500	1.46
J. Hamilton Lambert(3)	56,475	7,000.56
Harold E. Lieding(3)	521,458	17,540	5.18
James D. Russo	133,840	8,500	1.33
John H. Rust, Jr.	110,837	9,500	1.10
Emad Saadeh	39,912	3,000.40
George P. Shafran(3)	142,161	16,352	1.41
Director Nominees
Michael A. Garcia	23,118	3,000.23
William E. Peterson	50,000	1,000.50
Alice M. Starr	15,500	1,500.15
Named Executive Officers
Christopher W. Bergstrom	30,406	7,685.30
Carl E. Dodson	24,487	6,534.24
Thomas C. Kane(4)(5)	117,807	69,500	1.16
F. Kevin Reynolds	32,295	8,131.32
Current Directors and Executive Officers as a Group (20 persons)	2,231,468	323,242	21.52

(1)
The business address of each named person is c/o Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, VA 22102.

(2)
The number of shares of Common Stock shown in the table includes 58,680 shares held for certain directors and executive officers in the Company's 401(k) plan as of February 28, 2003, and 328,742 shares that certain directors, nominees for election to the board of directors and executive officers have the right to acquire through the exercise of stock options within 60 days following February 28, 2003.

(3)
The number of shares of Common Stock shown in the table includes shares that certain directors and executive officers have the right to acquire through the conversion of shares of 7.25% Cumulative Convertible Preferred Stock, Series A, par value $1.00 per share, as follows: Lambert, 5,475; Lieding, 333,443; and Shafran, 4,118.

(4)
Mr. Kane's exercisable options included in beneficially owned Common Stock includes 61,000 options that are in the name of his spouse, Joan A. Mulligan, who is Senior Vice President of Cardinal Wealth Services, Inc.

(5)
Mr. Kane resigned from the Company as of February 28, 2003. His options expire 90 days from his resignation, or as of May 29, 2003.

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of February 28, 2003, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the knowledge of the Company, more than five percent (5%) of the outstanding shares of Common Stock.

Name	Address	Common Shares Beneficially Owned		Percentage of Class
Harold E. Lieding	1433 Blandfield, Vienna, VA 22182	521,458	(1)	5.18%
Banc Fund IV L.P.(2)	208 S. LaSalle Street, Chicago, Illinois 60604	819,295		8.2%
Banc Fund V L.P.
Banc Fund VI L.P.

(1)
The number of shares of Common Stock shown in the table includes 17,540 shares that Mr. Lieding has the right to acquire through the exercise of stock options within 60 days following February 28, 2003 and 333,443 shares that Mr. Lieding has the right to acquire through the conversion of shares of 7.25% Cumulative Convertible Preferred Stock, Series A.
(2)
In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003, Banc Fund IV L.P. reported beneficial ownership of, including sole voting and dispositive power with respect to, 220,295 shares of Common Stock, Banc Fund V L.P. reported beneficial ownership of, including sole voting and dispositive power with respect to, 500,000 shares of Common Stock and Banc Fund VI L.P. reported similar beneficial ownership of 99,000 shares of Common Stock, as of December 31, 2002. Banc Fund IV L.P., Banc Fund L.P. and Banc Fund VI L.P. are under common control, according to the Schedule 13G.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of shares of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file, and the Company assists these individuals in this process. In the last two years, however, the Company experienced changes in both its internal personnel and the composition of its Board of Directors. As a result, the mechanisms that were designed to be in place to assist with the timely filing of Section 16(a) reports inadvertently led to a number of filings that were late. The Company has since taken steps to implement procedures to strengthen its internal procedures on filing Section 16(a) reports in order to facilitate the timely filing of all future required Forms. Based upon a review of SEC Forms 3, 4 and 5, the Company reports the following: Mr. Barlow filed late a Form 4 covering two transactions and a Form 5 covering four transactions; Mr. Beck filed late a Form 3; Mr. Bergstrom filed late a Form 4 covering seven transactions and a Form 5 covering two transactions; Mr. Broadwater filed late a Form 4 covering two transactions and a Form 5 covering one transaction; Mr. Buck filed late a Form 3; Mr. Clineburg filed late a Form 3 and a Form 4 covering eight transactions; Mr. Sidney Dewberry filed late a Form 3; Mr. Dodson filed late a Form 4 covering seven transactions; Ms. Falck filed late a Form 4 covering two transactions and a Form 5 covering four transactions; Mr. Fisher filed late a Form 3; Mr. Griffith filed late a Form 3; John P. Hollerbach, a former Chief Financial Officer, filed late a Form 3; Mr. Huntzinger filed late a Form 4 covering four transactions and a Form 5 covering four transactions; Mr. Isaac filed late a Form 4 covering two transactions; Mr. Kane filed late a Form 4 covering nine transactions; Mr. Lambert filed late a Form 4 covering two transactions and a Form 5 covering ten transactions; Mr. Lieding filed late a Form 4 covering eight transactions; Mr. Reynolds filed late a Form 4 covering six transactions; Mr. James Russo filed late a Form 4 covering six transactions; Mr. Saadeh filed late a Form 3; Ms. Schmidt filed late a Form 4 covering nine transactions and a Form 5 covering three transactions; Mr. Shafran filed late a Form 4 covering four transactions; Kevin P. Tighe, a former director, filed late a Form 5 covering eight transactions; and Janet A. Valentine, a former Chief Financial Officer, filed late a Form 4 covering six transactions and a Form 5 covering two transactions. The Company does not know of any failure to file a required Form and has implemented procedures to facilitate the timely filing of all future required Forms.

AGREEMENTS AND TRANSACTIONS WITH DIRECTORS AND
EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE

Employment Agreements

        Bernard H. Clineburg has an employment agreement with the Company. Mr. Clineburg's agreement, which is dated as of February 12, 2002, provides for his services as the Chairman, President and Chief Executive Officer of the Company. The agreement also provides that Mr. Clineburg will serve as Chairman of the Executive Committee, a member or Chair of all of the Board Committees of the Company except the Audit Committee, and as a director or Chair of all of the Company's subsidiary boards of directors. Mr. Clineburg's employment agreement provides for a base salary of $200,000 and includes annual salary increases at the discretion of the Board of Directors and provides bonuses at the discretion of the Board of Directors, in cash or in stock, or both. Under Mr. Clineburg's employment agreement, he was granted the option to purchase 150,000 shares of Common Stock, of which 50,000 vested as of May 3, 2002. The option to purchase the remaining 100,000 shares will vest over a five-year period at 20,000 shares per year. All options granted under the employment agreement were awarded with an option exercise price equal to the value of the shares on May 3, 2002. In the event the Company terminates Mr. Clineburg's agreement without cause, he will receive a lump-sum severance payment equal to one year's annual salary and bonus. In the event Mr. Clineburg's employment agreement is terminated after a change in control, he will receive a lump-sum severance payment equal to 2.99 times his average total compensation over the most recent five calendar year period of his employment with the Company prior to termination. Mr. Clineburg's employment agreement includes a covenant not to compete with the Company for a period of one year from the date he is no longer employed by the Company.

        Each of F. Kevin Reynolds, Christopher W. Bergstrom, and Carl E. Dodson has an employment agreement with the Company, which are terminable at will by either party. Each of these employment agreements are effective as of February 12, 2002 and provide for the provision of a base salary, eligibility for annual performance bonus and stock option grants, and participation in the Company's benefits plans, all of which may be adjusted by the Company in its discretion. Mr. Reynolds' and Mr. Bergstrom's employment agreements provide for severance payments equal to twelve (12) months of their current base salary in the event of termination without cause and eighteen (18) months of their current base salary in the event of a change in control. Mr. Dodson's employment agreements provide for severance payments equal to six (6) months of his current base salary in the event of termination without cause and eighteen (18) months of his current base salary in the event of a change in control.

Transactions with Management

        Some of the directors and officers of the Company are at present, as in the past, banking customers of the Company. As such, the Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2002 totaled approximately $4.8 million, or 14% of the bank's equity capital at that date.

        Ms. Falck's son-in-law, John R. Rollison, III, and Mr. Barlow's son, George E. Barlow, serve as members of the board of directors of Cardinal Bank, N.A.

        Mr. Kane's spouse, Joan A. Mulligan, is a Senior Vice President of Cardinal Wealth Services, Inc. In this capacity, Ms. Mulligan receives a draw against commissions of $40,000 per annum and commissions of approximately $93,000. Ms. Mulligan's compensation arrangements with Cardinal Wealth Services, Inc. are no more favorable as those with employees who are not affiliated with the Company.

INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

Ratification of Independent Auditor

        The Audit Committee of the Board of Directors has recommended the appointment of KPMG LLP as independent auditors to audit the Company's financial statements for the year ending December 31, 2003 and has determined that it would be desirable to request that the shareholders approve such appointment.

        KPMG LLP has acted as the Company's auditors since 1997 and has reported on financial statements during that period. A representative from KPMG LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Information

        The four members of the Audit Committee are independent as that term is defined in the listing standards of the National Association of Securities Dealers. The Audit Committee operates under a written charter that the Board of Directors has adopted as shown in Exhibit A to this Proxy Statement.

        Audit Fees.    The aggregate amount of fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year, was $100,000.

        Financial Information System Design and Implementation Fees.    No fees were billed by KPMG LLP for any services related to financial information systems design and implementation for fiscal year 2002.

        All Other Fees.    The aggregate amount of fees billed by KPMG LLP for all other audit-related services was $75,000, and for professional services rendered for tax returns for the fiscal year 2002 was $31,250.

Audit Committee Report

        Management is responsible for the Company's internal controls, financial reporting progress and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

        In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee
Jones V. Isaac Robert M. Barlow J. Hamilton Lambert Harold E. Lieding

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITOR. THIS PROPOSAL WILL BE APPROVED IF A QUORUM EXISTS AND THE NUMBER OF VOTES CAST FOR THE PROPOSAL EXCEED THE NUMBER OF VOTES CAST AGAINST THE PROPOSAL.

ANNUAL REPORT AND FINANCIAL STATEMENTS

        A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2002 has been furnished to shareholders. Additional copies may be obtained by written request to the Secretary of the Company at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

        UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE SECURITIES AND EXCHANGE ACT OF 1934. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO JENNIFER L. DEACON, SECRETARY, CARDINAL FINANCIAL CORPORATION, 8270 GREENSBORO DRIVE, SUITE 500, MCLEAN, VIRGINIA 22102. THE FORM 10-KSB IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

PROPOSALS FOR 2004 ANNUAL MEETING

        Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2004 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company's principal executive offices at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102, no later than November 28, 2003 in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. It is urged that any such proposals be sent by certified mail, return receipt requested.

        The Company's Bylaws also prescribe the procedures that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. Under the Bylaws, notice of a proposed nomination or a shareholder proposal meeting certain specified requirements must be received by the Company not less than 60 nor more than 90 days prior to any meeting of shareholders called for the election of directors, provided in each case that, if fewer than 70 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders. Assuming a date of April 20, 2004 for the 2004 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than February 20, 2004 and no earlier than January 21, 2004.

        The Company's Bylaws require that the shareholder's notice set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of the Company that are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee's written consent to being named in a proxy statement as nominee and to serving as a director if elected). The Company's Bylaws further require that the shareholder's notice set forth as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and amount of such shareholder's beneficial ownership of the Company's capital stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder's nomination should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of the Company. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company.

OTHER MATTERS

        The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

        This Proxy Statement is given pursuant to direction of the Board of Directors.

Jennifer L. Deacon Secretary

Fairfax, Virginia
March 21, 2003

Exhibit A

CARDINAL FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER

I.    Committee Membership

The Audit Committee shall consist of at least four but no more than eight directors. The members of the Audit Committee shall meet legal and regulatory independence and experience requirements, and at least one member shall have accounting or related financial expertise. The members of the Audit Committee shall be appointed by the Board of Directors and may be replaced by the Board.

II.    Continuous Activities—General

1.
Provide an open avenue of communication between the independent auditor, Internal Audit and the Board of Directors.

2.
Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3.
Confirm and assure the independence of the independent auditor and the objectivity and qualifications of the internal auditor.

4.
Review with the independent auditor and the Director of Internal Audit the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

5.
Inquire of management, the independent auditor and the Director of Internal Audit about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

6.
Consider and review with the independent auditor and the Director of Internal Audit:

(a)
The adequacy of the Corporation's internal controls, including computerized information system controls and security.

(b)
Related findings and recommendations of the independent auditor and Internal Audit together with the management's responses.

7.
Annually, consider and review with management, the Director of Internal Audit and the independent auditor:

(a)
Significant findings during the year, including the status of previous audit recommendations.

(b)
Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

(c)
Any changes required in the planned scope of the internal audit plan.

(d)
The Internal Audit Department charter, budget and staffing.

8.
Meet periodically with the independent auditor, the Director of Internal Audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

9.
Report periodically to the Board of Directors on significant results of the foregoing activities.

10.
Establish procedures for the receipt, review, and retention of complaints addressed to the Corporation as well as confidential, anonymous employee submissions regarding accounting, internal controls, or auditing matters, and advise the Board on any complaints or submissions which raise material issues regarding the Corporation's financial statements or accounting policies.

11.
Discuss with management and the independent external auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation's financial statements or accounting policies.

12.
Instruct the independent auditor that the Board of Directors, as the shareholders' representa-tive, is the auditor's client.

III.  Continuous Activities—Re: Reporting Specific Policies

1.
Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2.
Provide that financial management and the independent auditor discuss with the Committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3.
Inquire as to the auditor's independent qualitative judgements about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Corporation.

4.
Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

5.
Determine, with regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

6.
Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

7.
Inquire as to the auditor's views about how the Corporation's choices of accounting principles and disclosure practices may affect public views and attitudes about the Corporation.

IV.  Scheduled Activities

1.
Recommend the selection of the independent auditor for approval by the Board of Directors and shareholders, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

2.
Consider, in consultation with the independent auditor and the Director of Internal Audit, the audit scope and plan of the independent auditor and the internal auditors.

3.
Review and discuss with management and the external auditor the quarterly financial statements and related disclosures prior to the filing of the 10-Q.

4.
Review and discuss with management and the independent auditor, the results of annual audits and related comments in consultation with other committees as deemed appropriate, including:

(a)
The independent auditor's audit of the Corporation's annual financial statements, the accompanying footnotes and its report thereon. This review and discussion should occur prior to the filing of the 10-K and should also address management's discussion and analysis of the financial results.

  (b)
  Any significant changes required in the independent auditor's audit plans.

  (c)
  Any difficulties or disputes with management encountered during the course of the audit.

  (d)
  Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

5.
Discuss with management and the independent auditor matters related to the accounting and disclosure of critical accounting estimates.

6.
Review annually with the independent auditor and the Director of Internal Audit the results of the monitoring of compliance with the Corporation's regulatory compliance.

7.
Describe in the Corporation's Annual Report the Committee's compensation, and responsibilities and how they were discharged.

8.
Arrange for the independent auditor to be available to the full Board of Directors, at least annually, to help provide a basis for the Board to recommend to the Shareholders the appointment of the auditor.

9.
Review and update the Committee's Charter annually.

V.    "When Necessary" Activities

1.
Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

2.
Review and approve in advance requests for any non-audit services to be performed by the Corporation's independent auditor.

3.
Review periodically, with general counsel, legal and regulatory matters that may have a material impact on the Corporation's financial statements, compliance policies and programs.

4.
Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

[PROXY CARD]

Cardinal Financial Corporation

Proxy Solicited on Behalf of The Board of Directors

        The undersigned hereby appoints Bernard H. Clineburg and Carl E. Dodson, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cardinal Financial Corporation, a Virginia corporation, to be held at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, on Tuesday, April 22, 2003 at 10:00 A.M., local time, or any adjournments thereof, for the following purposes:

(Continued and to be dated and signed on other side)

Please date, sign and mail your proxy card as soon as possible!

Annual Meeting of Shareholders
CARDINAL FINANCIAL CORPORATION

April 22, 2003

Please Detach and Mail in the Envelope Provided

☒	Please mark your votes as in this example
FOR nominees listed at right (except as written on the line below)	WITHHOLD AUTHORITY to vote for all nominees listed at right
1.	To elect as directors the four persons listed as nominees for terms expiring in 2004, the two persons listed as nominees for terms expiring in 2005 and the five persons listed as nominees for terms expiring in 2006.	☐	☐	Nominees:
2004
  B. G. Beck
  Michael A. Garcia
  Alice M. Starr
  J. Hamilton Lambert
2005
  William E. Peterson
  Sidney O. Dewberry
2006
  Wayne W. Broadwater
  Bernard H. Clineburg
  James D. Russo
  John H. Rust, Jr.
George P. Shafran

(INSTRUCTION: To withhold authority to vote for any individual nominee listed at right, write that nominee's name on the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	To ratify KPMG LLP as the Company's Independent Auditors	☐	☐	☐
3.	To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

Signature	Signature	Printed Name

QuickLinks

GENERAL INFORMATION 2003 ANNUAL MEETING OF SHAREHOLDERS APRIL 22, 2003
THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
OWNERSHIP OF COMPANY SECURITIES
AGREEMENTS AND TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE
INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT
ANNUAL REPORT AND FINANCIAL STATEMENTS
PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS
  Exhibit A
CARDINAL FINANCIAL CORPORATION AUDIT COMMITTEE CHARTER